EXHIBIT 8


                                  APRIL 1, 1996
                                   REVISION TO
                                    EXHIBIT A

                            SCHEDULE OF TRUST ASSETS


1. Group Annuity contract GA-10911, issued by Connecticut General Life Insurance Company.

2. Promissory notes given in connection with loans to Plan participants and beneficiaries.

3. The Trustee agrees to accept Old Republic International Corporation Common Stock ("Employer Stock") as a Trust asset with the Employer's understanding and approval that the Employer Stock will be held by National Financial Services Corporation (NFSC), a Fidelity Investments Company (the "Custodian") pursuant to and subject to the terms and conditions of a Master Custody Agreement between the Trustee and the Custodian.



The following parties have executed this revision on the dates shown below. The person authorizing this revision represent that they are duly authorized to do so.

Attest:                                        EMPLOYER


_________________________                      By________________________
                                               Its


                                               Date______________________



Attest:                                        CG TRUST COMPANY

_________________________                      By________________________
                                               Its


                                               Date______________________